UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - May 5, 2017

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code )

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of May 5, 2017, except as otherwise stated in the amendment, IEC Electronics Corp. (the “Company”) and Manufacturers and Traders Trust Company (“M&T Bank”) entered into the Third Amendment to Fifth Amended and Restated Credit Facility Agreement (the “Third Amendment”), that amended the Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 between M&T Bank and the Company, as amended by the First Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of June 20, 2016, and the Second Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of November 28, 2016 (collectively, the “Credit Agreement”). The Third Amendment extended the Revolving Credit Termination Date to May 5, 2022. In connection with the Third Amendment, the Company issued the Term Loan B Note to M&T Bank (the “Term Loan B Note”), that amended and restated the Amended and Restated Term Loan B Note dated December 14, 2015. The Third Amendment revised certain covenants to provide that the Company may use Revolving Credit Loan proceeds to refinance existing indebtedness. As a result, the Term Loan B Note, which matures on May 5, 2022, now has a principal amount of $6.0 million.

Pursuant to the Third Amendment, certain financial covenants of the credit facility were eliminated or diminished effective as of March 31, 2017 including the Maximum Inventory Covenant, debt to EBITDAS ratios, the Maximum Capital Expenditures limit after the fiscal year ending September 30, 2017, and future requirements of Minimum Quarterly EBITDAS except for the fiscal quarter ending June 30, 2017. The Third Amendment also modified the definitions of Applicable Margin and Applicable Unused Fee to provide that each is calculated using the applicable Fixed Charge Coverage Ratio, as redefined by the Third Amendment. The Third Amendment established a Borrowing Base computed using monthly Borrowing Base Reports that, if inaccurate, allow M&T Bank, in its discretion, to suspend the making of or limit Revolving Credit Loans. Further, the Third Amendment provides for the Company’s repurchase of its common stock under certain circumstances without M&T Bank’s prior written consent.

Terms used herein and otherwise undefined have the meanings given them in the Third Amendment.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment intended to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	May 8, 2017	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer